Exhibit 99.1







                                                       August 8, 2005




FOR IMMEDIATE RELEASE

Contact:  Laura Ulbrandt  (212) 460-1900



                          LEUCADIA NATIONAL CORPORATION
                        ANNOUNCES SIX MONTH 2005 RESULTS



Leucadia National Corporation (LUK - NYSE) today announced its operating results for the six month period ended June 30, 2005. In June 2005, the Company recorded an adjustment that reduced the deferred tax asset valuation allowance and credited income tax expense by $1,110,000,000. Although this adjustment significantly increases reported net income for the period and shareholders' equity as of June 30, 2005, it is not a cash gain, and it does not represent any immediate income tax savings. The adjustment results from the Company's conclusion that it is more likely than not that it will have future taxable income sufficient to realize a portion of the net deferred tax asset, and is required to be recorded under generally accepted accounting principles.

Net income was $1,273,724,000 (including the $1,110,000,000 adjustment referred to above) or $11.09 per diluted common share for the six month period ended June 30, 2005 compared to net income of $22,023,000 or $.21 per diluted common share for the six month period ended June 30, 2004. Net income per share included income of $.47 for the 2005 period and a loss of $.02 for the 2004 period related to discontinued operations.

For more information on the adjustment described above and the Company's results of operations for the first half of 2005, please see the Company's Form 10-Q for the six months ended June 30, 2005, which was filed with the Securities and Exchange Commission today.


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           SUMMARY FOR LEUCADIA NATIONAL CORPORATION AND SUBSIDIARIES
                (In thousands, except earnings per share amounts)
                                   (Unaudited)

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

                                                                               For the Three Month            For the Six Month
                                                                              Period Ended June 30,         Period Ended June 30,
                                                                              ---------------------         ---------------------
                                                                               2005            2004          2005             2004
                                                                               ----            ----          ----             ----

Revenues and other income                                                 $     700,512    $  569,547    $ 1,261,297    $ 1,079,277
                                                                          =============    ==========    ===========    ===========

Net securities gains                                                      $      46,949    $   52,346    $    47,004    $    61,618
                                                                          =============    ==========    ===========    ===========

Income (loss) from continuing operations before income
   taxes and equity in income of associated companies                     $      41,728    $   30,956    $    33,817    $    (4,238)

Income taxes                                                                 (1,107,460)       (1,264)    (1,106,836)        (1,006)
                                                                          -------------    ----------    -----------    -----------

Income (loss) from continuing operations before equity
   in income of associated companies                                          1,149,188        32,220      1,140,653         (3,232)

Equity in income of associated companies, net of taxes                           67,345         4,151         78,493         28,132
                                                                          -------------    ----------    -----------    -----------

Income from continuing operations                                             1,216,533        36,371      1,219,146         24,900

Income (loss) from discontinued operations, including gains
   on disposal, net of taxes                                                     54,578        (2,396)        54,578         (2,877)
                                                                          -------------    ----------    -----------    -----------


   Net income                                                             $   1,271,111    $   33,975    $ 1,273,724    $    22,023
                                                                          =============    ==========    ===========    ===========

Basic earnings (loss) per common share:
Income from continuing operations                                                $11.30         $ .34         $11.32          $ .23
Income (loss) from discontinued operations, including gain
   on disposal                                                                      .51          (.02)           .51           (.02)
                                                                                -------       -------         ------          -----
    Net income                                                                   $11.81         $ .32         $11.83          $ .21
                                                                                =======       =======         ======          =====

Number of shares in calculation                                                 107,652       106,320        107,633        106,295
                                                                                =======       =======        =======        =======

Diluted earnings (loss) per common share:
Income from continuing operations                                                $10.56         $ .34         $10.62          $ .23
Income (loss) from discontinued operations, including gain
   on disposal                                                                      .47          (.02)           .47           (.02)
                                                                                -------         -----         ------          -----
    Net income                                                                   $11.03         $ .32         $11.09          $ .21
                                                                                =======         =====         ======          =====

Number of shares in calculation                                                 115,513       112,948        115,509        107,217
                                                                                =======       =======        =======        =======



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